UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2020

EIDOS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38533	46-3733671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eidos Therapeutics, Inc.

101 Montgomery Street, Suite 2000

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 887-1471

(Telephone number, including area code, of agent for service)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EIDX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Suzanne Sawochka Hooper and Douglas Rohlen as Directors

On August 6, 2020, the Board of Directors (the “Board”) of Eidos Therapeutics, Inc. (the “Company”) appointed Suzanne Sawochka Hooper and Douglas “Duke” Rohlen, as members of the Board, effective August 6, 2020. Upon joining the Board, Ms. Hooper and Mr. Rohlen became members of the Board’s audit committee, replacing Eric Aguiar and Rajeev Shah, with Mr. Rohlen as Chair.

Suzanne Sawochka Hooper, age 54, previously served as executive vice president and general counsel at Jazz Pharmaceuticals, Inc. from March 2012 through February 2019. Prior to joining Jazz, Ms. Hooper was a partner at the law firm of Cooley LLP, representing a broad range of companies and investors in the life sciences industry and working with boards of directors and senior management teams on complex legal and strategic matters, including mergers and acquisitions. Ms. Hooper has been a member of the Board of Directors of NGM Biopharmaceuticals, Inc. since 2018.

Douglas “Duke” Rohlen, age 52, is the founder and Chief Executive Officer of Ajax Health, a holding company that funds and operates innovative healthcare companies, where he has served since May 2017. Prior to that, from December 2013 to May 2019, he co-founded and served as the chairman and Chief Executive Officer of EPIX Therapeutics, which was acquired by Medtronic in 2019. He also co-founded and served as Chief Executive Officer of Spirox, which was acquired by Entellus in 2017; and CV Ingenuity, which was acquired by Covidien in 2013. Previously Mr. Rohlen was the president of Foxhollow Technologies.

Upon their appointments to the Board, each of Ms. Hooper and Mr. Rohlen was granted an option to purchase 21,447 shares of the Company’s common stock, at an exercise price of $41.42 per share, the closing price of the Company’s common stock on the Nasdaq Global Select Market on August 6, 2020, the day of Ms. Hooper and Mr. Rohlen’s appointment (the “Option Grants”). Each of Ms. Hooper and Mr. Rohlen was also granted a restricted stock unit award of 4,526 shares of the Company’s common stock on August 6, 2020 (the “RSU Awards”). The shares underlying each of the Option Grants and RSU Awards will vest in three equal annual installments during the three years following the effective date of Ms. Hooper and Mr. Rohlen’s respective appointments to the Board, subject in each case to Ms. Hooper and Mr. Rohlen’s continued service on the Board. Additionally, Ms. Hooper and Mr. Rohlen will be entitled to cash retainers in accordance with the Policy (as defined below in Item 8.01).

The Company has also entered into an indemnification agreement with each of Ms. Hooper and Mr. Rohlen in substantially the same form entered into with the other directors of the Company.

There are no arrangements or understandings between each of Ms. Hooper and Mr. Rohlen and any other persons pursuant to which they were selected as directors of the Company. Neither Ms. Hooper nor Mr. Rohlen is a party to any current or proposed transaction with the Company for which disclosure would be required under Item 404(a) of Regulation S-K.

Resignation of Eric Aguiar and Rajeev Shah as Directors

On August 6, 2020, Eric Aguiar and Rajeev Shah delivered their resignations from the Board, effective upon the appointments of Ms. Hooper and Mr. Rohlen. Dr. Aguiar and Mr. Shah had also served as members of the Board’s audit committee. There were no disagreements between Dr. Aguiar, Mr. Shah and the Company on any matter relating to the Company’s operations, policies or practices which resulted in their resignation. Ms. Hooper and Mr. Rohlen were appointed to the vacancies on the Board created by Dr. Aguiar’s and Mr. Shah’s resignations.

Item 7.01.	Regulation FD Disclosure.

On August 7, 2020, the Company issued a press release announcing the appointment of Ms. Hooper and Mr. Rohlen as directors and the resignation of Dr. Aguiar and Mr. Shah as directors. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On August 6, 2020, the Board adopted amendments to the Company’s Amended and Restated Non-Employee Director Compensation Policy (as amended and restated, the “Policy”), with respect to the equity and cash retainer components of compensation to non-employee directors.

Pursuant to the Policy, each new non-employee director who is initially appointed or elected to the Board will receive (i) an option grant to purchase shares of the Company’s common stock, with a grant date fair value of $562,500 and (ii) a grant of restricted stock units with a grant date fair value of $187,500. In addition, each continuing non-employee director will be eligible to receive (i) an option grant on the date of the Company’s annual meeting of stockholders with a grant date fair value of $375,000 and (ii) a grant of restricted stock units with a grant date fair value of $125,000. In addition, each continuing non-employee director will be eligible to receive an annual cash retainer of $40,000 (increased from $35,000), as well as additional annual retainers for committee membership.

Each of the Company’s current Board members, including Ms. Hooper and Mr. Rohlen, will be compensated under the Policy effective as of August 6, 2020.

The foregoing description of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 7, 2020

99.2	Amended and Restated Non-Employee Director Compensation Policy, as amended on August 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eidos Therapeutics, Inc.

Date: August 7, 2020	By:	/s/ Neil Kumar
Neil Kumar
Chief Executive Officer